Exhibit 10.4

SECOND AMENDMENT TO

TERADATA CORPORATION EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated as of August 1, 2008)

This Second Amendment to the Teradata Corporation Employee Stock Purchase Plan (the “ESPP”) by Teradata Corporation (the “Company”) is effective as of April 1, 2011 (the “Effective Date”).

WHEREAS, the ESPP was originally adopted by the Company effective October 1, 2007, and as amended and restated effective as of August 1, 2008, for the benefit of eligible employees;

WHEREAS, pursuant to Section 19 of the ESPP, the Company’s Board of Directors (the “Board”) may amend the ESPP at any time;

WHEREAS, the Company desires to amend the ESPP to (i) clarify that separate Offerings (as defined under the ESPP) with different terms may be established from time to time under the ESPP and further that Offerings may be established under the ESPP that are not intended to comply with Section 423 of the Code for certain Designated Subsidiaries (as defined in the ESPP) located outside of the United States and (ii) to make certain other clarifications regarding what is considered compensation for purposes of the ESPP;

WHEREAS, the Board has approved this Second Amendment to the ESPP;

NOW, THEREFORE, effective April 1, 2011, the ESPP is hereby amended as follows:

1. Section 1 of the ESPP is hereby amended by adding the following to the end of the second paragraph thereunder:

“Notwithstanding the forgoing, the Company may make Offerings under the Plan that are not intended to qualify under Section 423 of the Code to the extent deemed advisable for Designated Subsidiaries outside the United States (“Non-423 Component”). Furthermore, the Company may make separate Offerings under the Plan, each of which may have different terms, but each separate Offering will be intended to comply with the requirements of Section 423 of the Code.”

2. A new Section 2.3 is hereby inserted to the ESPP to provide as follows and each of the existing Sections 2.3 through 2.23 is renumbered to Sections 2.4 through 2.24, respectively:

“2.3 “Benefits Committee” means the Teradata Corporation Benefits Committee.”

3. The definition of “Eligible Employee” as set forth in Section 2.10 of the ESPP is hereby amended by adding the following to the end thereof:

“With respect to Offerings made under the Non-423 Component of the Plan, the definition of “Eligible Employee” may be further limited.”

4. With respect to any Offerings which begin after the Effective Date, Section 2.6 of the ESPP is hereby amended in its entirety to read as follows:

“2.6 “Compensation” means the total amount received by a Participant from the Company or a Subsidiary as salary, wages, bonus or other remuneration including (i) overseas premium pay, (ii) appropriate commission or other earnings by sales personnel, (iii) overtime pay, (iv) payments for cost-of-living increases, and (v) sick pay, but excluding retention and work completion bonuses and contributions of the Company or a Subsidiary to an employee benefit plan thereof.”

5. The ESPP is hereby amended by replacing each reference therein to either “Senior Vice President, Human Resources” or “Vice President, Human Resources” with a reference to the “Teradata Benefits Committee.”

6. Full Force and Effect. To the extent not expressly amended hereby, the ESPP shall remain in full force and effect.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Second Amendment to the Teradata Corporation Employee Stock Purchase Plan as of the day and year set forth above.

TERDATA CORPORATION

By:

Title: